Exhibit 99.1
2008 ANNUAL MEETING
DON GRILL
     FOR THE PAST 10 YEARS, I HAVE HAD THE PRIVILEGE OF STANDING BEFORE YOU TO HIGHLIGHT WITH PRIDE—OUR PERFORMANCE FOR THE PRIOR YEAR. AND AS YOU ALL KNOW VERY WELL—THIS YEAR MY TASK IS DIFFERENT—AS 2007 PROVED TO BE THE MOST DIFFICULT YEAR IN THE HISTORY OF OUR COMPANY—A YEAR WHICH SAW US REPORT A LOSS OF $467,000—THE FIRST LOSS SINCE THE COMPANY WAS FORMED IN 1987.
     SO RATHER THAN PROUDLY DISPLAY THE UPWARD SLOPING CHARTS AND GRAPHS, AND BOAST ABOUT PAST PERFORMANCE—I WILL HUMBLY ATTEMPT TO EXPLAIN WHAT HAPPENED TO US IN 2007—WHAT WE’RE DOING ABOUT IT—AND WHAT YOU MIGHT EXPECT FROM YOUR INVESTMENT IN FENTURA GOING FORWARD.
     FROM 2002-2006 WE ACHIEVED IMPROVED FINANCIAL PERFORMANCE EACH YEAR RESULTING IN A RECORD YEAR IN 2006 WHEN NET INCOME REACHED 5.3 MILLION DOLLARS. THEN IN 2007, THE MICHIGAN AUTO INDUSTRY RECESSION AND THE COLLAPSE OF THE HOUSING INDUSTRY PROVED TO BE DEVASTATING TO MANY OF OUR BORROWERS—AND IN PARTICULAR—OUR RESIDENTIAL CONSTRUCTION AND LAND DEVELOPMENT BORROWERS.
     DURING RECENT YEARS, WE PURPOSELY AVOIDED THE WELL PUBLICIZED “SUB PRIME MORTGAGE LOANS” AND HIGH RISK REHAB OR SECOND MORTGAGE LOANS, BUT WE DID PROVIDE FUNDING FOR NEW SUBDIVISIONS, LAND ACQUISITION FOR FUTURE DEVELOPMENT, ROADS AND INFRASTRUCTURE, MODEL HOMES, SPEC HOMES, ETC.
     AT THE START OF 2007, SUCH LOANS COMPRISED 17.5% OF OUR TOTAL LOAN PORTFOLIO OR APPROXIMATELY $79 MILLION DOLLARS. THIS LEVEL OF LOAN PORTFOLIO CONCENTRATION IN CONSTRUCTION AND LAND DEVELOPMENT WAS COMPARABLE TO OUR HISTORICAL LEVEL THROUGHOUT THE PRIOR DECADE.
     IF YOU STOP AND THINK ABOUT THE COMMUNITIES THAT WE SERVE FOR A MINUTE, YOU MIGHT ASSUME THAT MUCH OF THE CREDIT OPPORTUNITY THAT CAME OUR WAY INVOLVED CONSTRUCTION AND LAND DEVELOPMENT BECAUSE OF THE NATURE OF THE COMMUNITIES WE SERVE. FENTON, DAVISON, HUDSONVILLE, HOLLAND, GRAND BLANC—INDEED ALL OF OUR MARKETS HAVE SEEN SUBSTANTIAL RESIDENTIAL GROWTH AND DEVELOPMENT DURING THE PAST DECADE. AS A COMMUNITY BANKING COMPANY, OUR BANKS ACCEPT DEPOSITS AND GRANT LOANS IN THE COMMUNITIES WE SERVE. ACCORDINGLY, COMMUNITY BANK CREDIT RISK REFLECTS THE LOCAL ECONOMY—AND OUR

LEVEL OF INVOLVEMENT OR CONCENTRATION IN CONSTRUCTION AND LAND DEVELOPMENT LENDING SEEMED REASONABLE AND, IN FACT, SERVED US WELL FOR MANY YEARS.
     UNFORTUNATELY, THE HOUSING INDUSTRY COLLAPSED DURING THE LATTER PART OF 2007, AND THE DRAMATIC DECLINE IN NEW HOME SALES WAS THE FASTEST AND DEEPEST DECLINE EXPERIENCED SINCE THE 1920’s.
     RECOGNIZING THE IMPACT ON OUR CONSTRUCTION AND LAND DEVELOPMENT BORROWERS, YOUR BANKS TOOK UNPRECEDENTED ACTION IN EXPENSING APPROXIMATELY $6 MILLION DOLLARS TO THE RESERVE FOR LOAN LOSSES DURING THE 3RD AND 4TH QUARTERS OF 2007. THIS ACTION, MORE THAN OFFSET OUR CORE OPERATING EARNINGS AND RESULTED IN THE LOSS FOR THE YEAR.
     SO HOW HAVE WE REACTED TO THIS HOUSING, FINANCIAL AND PERFORMANCE CRISIS? FIRST, I WANT YOU TO KNOW THAT YOUR BANKERS HAVE WORKED DILIGENTLY IN AN ATTEMPT TO IDENTIFY ALL PROBLEM LOAN SITUATIONS WHERE BORROWERS ARE STRUGGLING TO MEET THEIR LOAN OBLIGATIONS DUE TO THE CONDITION OF THE MICHIGAN ECONOMY OR THE HOUSING INDUSTRY. LOANS SO IDENTIFIED HAVE BEEN ASSIGNED TO SPECIALIZED LENDERS OR LOAN SERVING PERSONNEL. CASH FLOWS AND REPAYMENT ABILITY HAVE BEEN ANALYZED ALONG WITH THE LIQUIDATION VALUE OF THE UNDERLYING COLLATERAL.
     WE ARE DEVELOPING SPECIFIC LOAN WORK OUT STRATEGIES ON A LOAN BY LOAN BASIS TO MAXIMIZE THE POTENTIAL RETURN TO THE BANK. AND IMPORTANTLY, ALL THIS IS BEING DONE IN A WAY TO RESPECT THE RIGHTS AND DIGNITY OF THE BORROWERS.
     I AM PLEASED TO REPORT THAT WE HAVE MADE SUBSTANTIAL PROGRESS IN REGARD TO THE CONSTRUCTION AND LAND DEVELOPMENT LOAN CONCENTRATION SINCE EARLY 2007 AS TOTAL LOAN OUTSTANDINGS DEDICATED TO THIS LOAN CATEGORY HAVE DROPPED $20 MILLION DOLLARS OR 25% SINCE JANUARY OF LAST YEAR. FURTHER IMPROVEMENT IS EXPECTED DURING 2008—ALTHOUGH THE PACE WILL BE SLOW BECAUSE OF THE SOFT MARKET FOR NEWLY CONSTRUCTED HOMES, LOTS OR VACANT LAND FOR FUTURE DEVELOPMENT.
     IN ADDITION TO WORKING ON REDUCING OUR CONSTRUCTION AND LAND DEVELOPMENT CONCENTRATION, WE HAVE TIGHTENED OUR LOAN UNDERWRITING CRITERIA FOR MOST TYPES OF NEW LOANS CURRENTLY BEING CONSIDERED. ALL OF OUR LOAN OFFICERS AND DIRECTORS HAVE PARTICIPATED IN AN INTERNAL EXERCISE ENTITLED “LESSONS LEARNED—THE CREDIT ISSUES OF 2007.” THIS EXERCISE INVOLVED REVISITING AND REVIEWING OUR PRIOR DECISIONS, REVALUATING OUR LOAN UNDERWRITING PROCESS AND WHERE APPROPRIATE REVISING LOAN POLICIES, PROCEDURES AND THE APPROVAL PROCESS.

     IN TIMES OF DECLINING REVENUE, IT IS ALSO NECESSARY AND APPROPRIATE TO CONTROL—IF NOT REDUCE OVERHEAD OR OPERATING EXPENSES. SEVERAL INITIATIVES HAVE BEEN IMPLEMENTED OR ARE IN THE PLANNING STAGES TO REDUCE OUR COST OF OPERATION. FIRST, I AM PLEASED TO ANNOUNCE THAT OUR HOLDING COMPANY AND BANK DIRECTORS HAVE IMPOSED A 50% REDUCTION ON THEIR DIRECTOR RETAINER FEES DURING THESE DIFFICULT TIMES. THIS WILL RESULT IN AN ANNUALIZED SAVINGS OF APPROXIMATELY $175,000. ADDITIONALLY, MANAGEMENT PERFORMANCE INCENTIVES WERE RELINQUISHED FOR 2007 AND MANAGEMENT WILL NOT BE ELIGIBLE FOR SUCH BONUSES DURING 2008. TO PUT THIS IN PERSPECTIVE, THESE EARNED INCENTIVES AVERAGED MORE THAN $500,000 PER YEAR FOR THE PERIOD 2003-2006—AMOUNTING TO A 13.8% REDUCTION IN TOTAL MANAGEMENT COMPENSATION FOR THE PAST 12 MONTHS COMPARED TO THE PRIOR PERIODS.
     SINCE MID YEAR 2007, WE HAVE REALIGNED OUR INTERNAL ORGANIZATIONAL STRUCTURE, REASSIGNED MANAGEMENT AND DEPARTMENTAL RESPONSIBILITIES AND ELIMINATED 16 POSITIONS FROM OUR BANKS RESULTING IN AN ANNUALIZED SAVINGS OF $820,000. ADDITIONALLY, FURTHER REORGANIZATIONAL EFFORTS CURRENTLY UNDERWAY ARE EXPECTED TO ELIMINATE ANOTHER 10 POSITIONS RESULTING IN AN ADDITIONAL $440,000 IN ANNUAL SAVINGS.
     REGARDING OFFICES AND FACILITIES, WE HAVE MODIFIED BRANCH HOURS AND WHERE APPROPRIATE REDUCED OPERATING HOURS FOR OVERLAPPING OFFICES, SAVING NEARLY $80,000. WE HAVE ALSO REDUCED COSTS ASSOCIATED WITH ADVERTISING, MEMBERSHIPS, BUSINESS DEVELOPMENT AND STAFF PERFORMANCE INCENTIVES. THESE CHANGES WILL RESULT IN AN ADDITIONAL $130,000 IN ANNUAL SAVINGS. WE ARE REEXAMINING THE SAVINGS THAT COULD BE CONNECTED WITH THE POSSIBLE SALE AND LEASE BACK OF MANY OF OUR BANKING OFFICES.
     WE ARE SERIOUSLY CONSIDERING CONSOLIDATING BRANCH OFFICES IN MARKETS WHERE ONE LARGE FACILITY COULD REASONABLY REPLACED TWO OR THREE SMALLER FACILITIES—AN EXERCISE THAT COULD RESULT IN BRANCH CLOSURE ANNOUNCEMENTS IN THE VERY NEAR FUTURE.
     CLEARLY, ALL OF OUR ACTIONS TO IMPROVE COMPANY PERFORMANCE ARE NOT JUST RELATED TO FIXING PROBLEM LOANS OR REDUCING OVERHEAD EXPENSES. WE ARE ALSO TAKING PROACTIVE ACTION WHERE PRUDENT TO EXPAND OUR PRESENCE IN GROWTH MARKETS, INCREASE REVENUE AND FURTHER DIVERSIFY REVENUE SOURCES—AND FORREST WILL TOUCH ON SOME OF THOSE AREAS WITH HIS COMMENTS LATER THIS EVENING.
     AS TO THE OUTLOOK FOR THE BALANCE OF 2008 AND BEYOND—THE MICHIGAN ECONOMY AND THE STATUS OF THE HOUSING INDUSTRY MAKE IT DIFFICULT FOR US TO PROJECT FUTURE PERFORMANCE. IT DOES NOT APPEAR THAT WE HAVE HIT THE BOTTOM OF THE HOUSING INDUSTRY DECLINE AND NOW IT APPEARS THAT THE REST OF THE COUNTRY IS BEGINNING TO FALL INTO

THE SAME RECESSION THAT HAS PLAGUED MICHIGAN FOR THE LAST 2-3 YEARS. HAVING SAID THAT, WE HAD FEWER LOANS MOVE INTO A PROBLEM LOAN CATEGORY DURING THE PAST MONTH THAN WE EXPERIENCED DURING ANY MONTH SINCE MID-YEAR 2007.
     AS MANY OF YOU KNOW, WE RECENTLY RELEASED OUR 1ST QUARTER RESULTS, AND WE HAD ANOTHER DISAPPOINTING QUARTER—PRIMARILY A RESULT OF CONTINUED PROVISION FOR LOAN LOSSES REQUIRED IN CONNECTION WITH FURTHER DETERIORATION IN OUR LOAN PORTFOLIOS.
     THE CONTINUED OPERATING LOSSES HAVE HAD A MAJOR IMPACT ON OUR STOCK TRADING PRICE WHICH HIT AN ALL TIME LOW OF $16 LAST WEEK. BECAUSE WE HAVE EXPERIENCED THREE CONSECUTIVE QUARTERS OF OPERATING LOSSES THE FENTURA BOARD CHOSE TO PRESERVE CAPITAL AND SUSPEND THE PAYMENT OF THE NORMAL DIVIDEND FOLLOWING THE FIRST QUARTER OF 2008 AND I BELIEVE FORREST WILL COMMENT FURTHER ON THAT DECISION IN HIS COMMENTS LATER.
     CLEARLY, THESE UNPRECEDENTED CHALLENGES DEMAND THAT WE REEVALUATE, RETHINK, REWORK AND MAYBE EVEN—REMAKE OUR COMPANY. WE HAVE EMBARKED ON A PROCESS WITH OUR BOARD, ASSISTED BY OUTSIDE CONSULTANTS AND INVESTMENT BANKERS TO CAREFULLY EXAMINE ALL OF THE STRATEGIC OPTIONS AVAILABLE TO US—AND THESE OPTIONS ALL EXTEND BEYOND THE ORGANIZATIONAL CHANGE, REVENUE ENHANCEMENT AND EXPENSE REDUCTION ITEMS I’VE ALREADY MENTIONED THIS EVENING.
     WE ALL RECENTLY LEARNED ABOUT THE DRAMATIC AND SUDDEN TURNABOUT IN PERFORMANCE OF SEVERAL MAJOR BANKING ORGANIZATIONS INCLUDING CITICORP, WACHOVIA, NATIONAL CITY AND BEAR STEARNS. THESE MAJOR BANKS HAVE ALSO ANNOUNCED SERIOUS ASSET QUALITY OR LOAN PROBLEMS AND ARE SEEKING REMEDIES JUST LIKE WE ARE.
     SO WHAT KINDS OF STRATEGIC ALTERNATIVES ARE WE LOOKING AT AND WHAT KINDS OF CHANGES MIGHT WE SEE IN OUR COMPANY OR OUR INDUSTRY? IN THIS ENVIRONMENT, I BELIEVE WE WILL LIKELY SEE REGIONAL OR STATEWIDE FINANCIAL INSTITUTIONS ACQUIRE COMMUNITY BANKS OR COMMUNITY BANK HOLDING COMPANIES. WE WILL PROBABLY SEE “SHOT GUN WEDDINGS” INVOLVING TROUBLED BANKS BEING TAKEN OVER QUIETLY AND QUICKLY.
     WE WILL PROBABLY SEE SEVERAL SO CALLED “MERGERS OF EQUALS” WHERE BANKS, OR HOLDING COMPANIES OF SIMILAR SIZE COME TOGETHER TO ACHIEVE ECONOMIES OF SCALE. SOME BANKS WILL LIKELY ANNOUNCE THE SALE OF PROBLEM LOANS AT A DEEP DISCOUNT AND MAY BE FORCED TO RAISE CAPITAL TO JUSTIFY THEIR ACTIONS. MANY BANKS WILL SELL BRANCHES TO REDUCE OVERHEAD AND SHRINK THE OVERALL SIZE OF THEIR ORGANIZATION. AND FINALLY, BANK HOLDING COMPANIES WILL LIKELY DIVEST THEMSELVES OF INDIVIDUAL BANKS FOR PERFORMANCE REASONS—TO RECLAIM CAPITAL—OR TO ACHIEVE IMPROVED GEOGRAPHIC DIVERSIFICATION.

     I DO WANT YOU TO KNOW THAT VIRTUALLY ALL OF THESE ALTERNATIVES ARE BEING CONSIDERED BY THE FENTURA BOARD OF DIRECTORS AT THIS TIME. HOWEVER, LEGAL RESTRICTIONS APPLICABLE TO FENTURA AS A PUBLICLY TRADED COMPANY, PREVENT US FROM TALKING FURTHER ABOUT THESE STRATEGIC OPTIONS WITH YOU TONIGHT.
     OUR RECENT PERFORMANCE, OUR CAPITAL LEVEL, THE SERIOUS STRESS WE FACE IN THE FINANCIAL INDUSTRY IN GENERAL AND THE CONTINUED WEAKNESS IN OUR ECONOMY ALL DEMAND THAT WE CONSIDER AND EVALUATE ALL OF THESE ALTERNATIVES.
     EVERY YEAR THAT I HAVE BEEN YOUR CEO, I HAVE CONCLUDED MY REMARKS BY THANKING YOU AS SHAREHOLDERS FOR YOUR SUPPORT, THANKING THOSE OF YOU WHO ARE DIRECTORS FOR YOUR WISDOM AND COUNSEL AND THANKING MY FELLOW FENTURA ASSOCIATES FOR THEIR FINE EFFORT. AND WHILE I’VE ALWAYS BEEN SINCERE IN MY WORDS OF THANKS—I LEARNED THIS PAST YEAR HOW TRULY GRATEFUL I AM FOR YOUR SUPPORT. OUR FINANCIAL PERFORMANCE IN 2007 WAS A DISAPPOINTMENT TO ME PERSONALLY AND I’M SURE IT WAS TO YOU AS WELL.
     WE ARE NOW GOING THROUGH THE MOST DIFFICULT TIME IN THE HISTORY OF OUR COMPANY—BUT I BELIEVE WE ARE FACING THE CHALLENGES HEAD-ON. THE INITIATIVES I’VE OUTLINED IN MY COMMENTS TONIGHT MAY CHANGE THE NATURE OF OUR COMPANY, BUT THOSE INITIATIVES THAT WE IMPLEMENT WILL HAVE A POSITIVE IMPACT ON OUR LONG TERM PERFORMANCE, AND THE FUTURE VALUE OF OUR COMPANY.
     SO I BELIEVE WE ARE MAKING THE RIGHT SACRIFICES, SERIOUSLY CONSIDERING THE RIGHT ALTERNATIVES AND LAYING THE RIGHT PLANS NECESSARY TO IMPROVE THE FUTURE PERFORMANCE OF YOUR COMPANY AND ALLOW YOU TO ACHIEVE THE HIGHEST POSSIBLE RETURN ON YOUR INVESTMENT.
     IN CLOSING, I HUMBLY SAY THANKS TO ALL OF YOU WHO CONTINUE TO SUPPORT OUR COMPANY WITH YOUR INVESTMENT AND TO ALL OF YOU WHO TOIL SO FAITHFULLY TO MAKE THE COMPANY SUCCESSFUL.

Fentura Financial, Inc.

Annual Shareholder Meeting

April 22, 2008

Fentura Financial, Inc. Annual Shareholder Meeting April 22, 2008

Donald L. Grill
President & CEO
Fentura Financial, Inc.

Donald L. Grill President & CEO Fentura Financial, Inc.

2007 What Happened? What Are We Doing About It? What About Our Future?

Fentura Financial, Inc.
Net Income

Millions
$6.2
$5.2
$4.2
$3.2
$2.2
$1.2
$0.2
-$0.8
$3.8
$4.0
$5.1
$5.3
-$0.5
2003
2004
2005
2006
2007

Fentura Financial, Inc. Net Income 2002 2003 2004 2005 2006 2007 Net Income 3466 3788 4034 5054 5308 -467

Business

Dow Jones	S&P 500	Nasdaq	Russell 2000
-34.95 ▼	-7.75 ▼	-23.00 ▼	+2.48 ▲
12,466.16	1373.20	2394.59	699.91

All numbers from the previous day's close

B1
January 17, 2008
THURSDAY
The Flint Journal

Fed forecast: gloomy economy ahead

Consumer confidence swoops to 2-year low

No easy solutions for state economy

Pulte
Homes
RIVERSIDE
OF HOLLY
SINGLE FAMILY HOMES
Information Center
Back 1/5 Mile
Model Located at
841 OAK CANYON CT.

FENTURA FINANCIAL INC. LOAN MIX
January 1, 2007

Construction and
Land Develoment
Loans
17.5%
All Other
Loans 82.5%

Other Loans Const/LD/Other 453434 78927

Sunday, December 4, 2005

Living large in Livingston County

County paces state in median household income

MEDIAN HOUSEHOLD INCOMES	
Area	Value
Livingston County	$71,387
Oakland County	$60,534
Washtenaw County	$54,389
Michigan	$45,291
United States	$43,318

Note: The state with the highest median income is Connecticut ($56,409).

Source: U.S. Census Bureau

Developers pitch big shopping mall

Plan would shake up retail landscape

OPEN

FOR LEASE

Community Banking "Loan decisions are made by bankers who live and work in the community and loans are funded with deposits gathered in that same market."

Buddy Moorehouse
METRO EDITOR — FEATURES

REAL ESTATE

Friday April 11, 2008 D

PRESS ARGUS

New low hit for pending homes

Local News

A3
SATURDAY
The Flint Journal

Home building down 80% in past 4 years

FOR RENT
Real Estate One
FOR LEASE
COLDWELL BANKER
SCHWEITZER
REAL ESTATE
FOR SALE
BY OWNER

Fentura Financial Inc.

Dear Fentura Shareholders,

As we informed you earlier in the quarter, we took decisive action during the quarter to address credit deterioration problems by adding $5,144,000 to the reserve for loan losses during the quarter. This action resulted in a loss for the quarter of $2,107,000 and a loss year-to-date of $315,000. Detailed financial highlights for the quarter and on a year-to-date basis are outlined in the attached third quarter report.

Steps Taken

1. Identify All High Risk Loans
2. Assign to Specialized Lenders
3. Investigate, Evaluate and Develop Specific Strategies

Steps Taken Identify All High Risk Loans Assign to Specialized Lenders Investigate, Evaluate and Develop Specific Strategies

Fentura Financial, Inc.
Construction & Land Development Loans

Millions
$100
$75
$50
$25
$0
$78.9
$59.7
01/01/07
03/31/08

01/01/07 03/31/08 Net Income 78900 59700 Fentura Financial, Inc. Construction & Land Development Loans

Other Lending Actions

1. Tighter Loan Underwriting Criteria
2. "Lessons Learned"
3. Revised Policies and Procedures

Other Lending Actions Tighter Loan Underwriting Criteria "Lessons Learned" Revised Policies and Procedures

Expense Reduction Initiatives

1. 50% Reduction in Director Fees
2. Management Performance Incentives Relinquished
3. Staff Reorganization
4. Modified Hours
5. Branch Consolidation

Expense Reduction Initiatives 50% Reduction in Director Fees Management Performance Incentives Relinquished Staff Reorganization Modified Hours Branch Consolidation

The Current Situation

1. The Michigan Recession Continues
2. 1st Quarter Results Disappointing
3. Stock Price Impacted
4. Dividend Impacted

The Current Situation The Michigan Recession Continues 1st Quarter Results Disappointing Stock Price Impacted Dividend Impacted

Banking Industry Options

1. Acquisitions
2. Merger of Equals
3. Sale of Problem Loans
4. Sale of Branches
5. Holding Company Sale of Selected Banks

Banking Industry Options Acquisitions Merger of Equals Sale of Problem Loans Sale of Branches Holding Company Sale of Selected Banks